T. ROWE PRICE EXPANDS LEADERSHIP TEAM May 18, 2026 New leadership structure will enable strategy, enhance innovation, and deepen focus on client outcomes BALTIMORE, May 18, 2026 /PRNewswire/ -- T. Rowe Price (NASDAQ: TROW) today announced leadership appointments designed to advance the firm's strategy, enhance its pace of innovation, and deepen its focus on driving successful client outcomes. Rob Sharps will continue to lead the firm as chair and chief executive officer, setting the overall vision and strategy for T. Rowe Price. Eric Veiel, currently head of Global Investments, has been named president, effective June 1. As president, Veiel will help drive strategy at the enterprise level— grounded in the firm's long-term, client-first approach—with an emphasis on adoption of innovative technologies to enhance operational efficiency and effectiveness. He will also retain a key leadership role in Investments as co-head of Global Investments and chief investment officer. As part of the transition, Sébastien Page, currently head of Global Multi-Asset and chief investment officer, will become co-head of Global Investments and chief investment officer, also effective June 1, working alongside Veiel to oversee T. Rowe Price's investment research, portfolio management, and investment teams. Page will remain acting head of Global Multi-Asset through September 30. Effective October 1, Wyatt Lee, currently head of Target Date Strategies and co-portfolio manager of the firm's target date portfolios, will become head of Global Multi-Asset. In addition to directing the firm's multi-asset strategies and solutions, he will continue to serve as head of Target Date Strategies and co-portfolio manager of the target date portfolios, providing continuity for one of the firm's most important franchises. Veiel and Page will report to Sharps and remain members of the firm's Management Committee; Lee will be appointed to the committee effective January 1, 2027. "Eric, Sébastien, and Wyatt are proven leaders with deep investments and market experience and a steadfast commitment to clients," said Sharps. "They have helped to shape the strategic direction of our firm, and I am confident that in their expanded roles they will position T. Rowe Price for continued success in the years ahead." Leadership Appointments Eric Veiel—President, Co-head of Global Investments and Chief Investment Officer Veiel has been with T. Rowe Price for more than 20 years and is a senior investment leader. Prior to being named president, he served in key leadership roles across the firm's Investments organization. "I am energized by what we can achieve as we bring the firm's capabilities together even more deliberately," said Veiel. "We will stay true to what has long differentiated T. Rowe Price—independent research, active management, and a focus on clients—while continuing to modernize how we operate and innovate across the enterprise." Sébastien Page—Co-head of Global Investments and Chief Investment Officer Page is a respected investor and leader with 25 years of deep experience across multi-asset investing and solutions. He has led the firm's Global Multi-Asset organization through significant growth and product innovation. "I am excited to partner with Eric and investment leaders around the world as we embed a more connected, outcome-oriented focus throughout the organization," said Page. "We are committed to delivering investment excellence and to creating solutions that meet clients' needs in any environment." Wyatt Lee—Head of Global Multi-Asset (Effective October 1) Lee has over 30 years of investment experience and has been with T. Rowe Price since 1999. In addition to leading Global Multi-Asset, he will continue as co-portfolio manager and head of Target Date Strategies. "Multi-asset and target date strategies are central to how we help clients pursue their long-term goals," said Lee. "I am honored to step into this role and focus on creating more compelling solutions and building deeper, more enduring client relationships." ABOUT T. ROWE PRICE T. Rowe Price (NASDAQ-GS: TROW) is a leading global asset management firm, entrusted with managing $1.83 trillion in client assets as of April 30, 2026, about two-thirds of which are retirement-related. Renowned for over 85 years of investment excellence, retirement leadership, and independent proprietary research, the firm leverages its longstanding expertise to ask better questions that can drive better investment decisions. Built on a culture of integrity and prioritizing client interests, T. Rowe Price empowers millions of investors worldwide to thrive amidst evolving markets. Visit troweprice.com/newsroom for news and public policy commentary. View original content to download multimedia:https://www.prnewswire.com/news-releases/t-rowe-price-expands-leadership-team-302774391.html SOURCE T. Rowe Price Group T. ROWE PRICE CONTACTS: Public Relations, Arminta Plater, 410-577-2813, arminta.plater@troweprice.com; Investor Relations Linsley Carruth,

410-345-3717, linsley.carruth@troweprice.com